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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: December 28, 2001
(Date of earliest event reported)

US SEARCH.COM INC.
(exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File: 000-26149	95-4504143 (I.R.S. Employer Identification No.)

5401 Beethoven Street
Los Angeles, CA 90066
(Address of Principal executive offices, including zip code)

(310) 302-6300
(Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

        The Report on Form 8-K, previously filed by US Search.com Inc. (the "Company") with the Securities and Exchange Commission on January 10, 2002 (the "Initial 8-K"), is hereby amended, and the information previously provided under item 5 of the Initial 8-K is hereby included under item 2, and updated as set forth below. The cash consideration payable in connection with the acquisition of Professional Resource Screening, Inc. disclosed in the Initial 8-K was funded, and will be funded, using the Company's general corporate funds and the proceeds of offerings of the Company's securities.

        On December 28, 2001, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") among the Company, US SEARCH Screening Services, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Acquiror"), Professional Resource Screening, Inc., a California corporation ("PRSI"), and Irwin R. Pearlstein, David Pearlstein and Cheryl Pearlstein-Enos (the "PRSI Shareholders").

        Pursuant to the Merger Agreement, on December 28, 2001 PRSI merged with and into the Acquiror, with the Acquiror as the surviving corporation (the "Surviving Corporation").

        In connection with the merger, subject to the terms and conditions of the Merger Agreement, the Company has paid and will pay the following consideration to the PRSI Shareholders:

    •
    8,148,148 shares of the Company's common stock, issued on December 28, 2001;

    •
    a total of $400,000 in cash, paid on January 15, 2002;

    •
    651,852 shares of the Company's common stock, issued on January 31, 2002;

    •
    a total of $180,000 in cash, to be paid in 6 equal monthly installments of $30,000 beginning on December 28, 2001;

    •
    a total of $900,000 in cash, to be paid in 18 equal monthly installments of $50,000 beginning June 28, 2002;

    •
    an additional $1,520,000 in cash, to be paid monthly over a period of up to 37 months based upon the cash flow of the Surviving Corporation; and

    •
    if the Surviving Corporation achieves certain revenue, cash flow and income targets, up to an additional $1,500,000 in cash earnout payments.

        In addition, on December 28, 2001 and on January 31, 2002, the Company issued common stock valued, in the aggregate, at $482,522 (based on an agreed formula set forth in the Merger Agreement) to the PRSI Shareholders who, in turn, transferred that common stock to the Surviving Corporation in return for the cancellation of certain indebtedness owed by the PRSI Shareholders to PRSI. The consideration paid to the PRSI Shareholders may be adjusted if the Surviving Corporation fails to meet revenue targets. A portion of the stock consideration will be held in escrow until December 28, 2003 to satisfy indemnification claims under the Merger Agreement and any post-closing adjustments to the consideration set forth above.

        Under the terms of a registration rights agreement, the PRSI Shareholders have the right to include the stock consideration in certain registration statements filed by the Company with the Securities and Exchange Commission. In connection with the transaction, the Company granted the

PRSI Shareholders a security interest in the capital stock of the Surviving Corporation to secure payment of the consideration payable to the PRSI Shareholders under the Merger Agreement.

Report of Independent Accountants

To the Board of Directors and Shareholders of
        Professional Resource Screening, Inc.

In our opinion, the accompanying balance sheets and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Professional Resource Screening, Inc. (the "Company") at December 31, 2000 and December 28, 2001 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company reported a net loss of $414,000 for the year ended December 28, 2001 and has a working capital deficit of $2,646,000 as of December 28, 2001. On December 28, 2001, the Company was acquired by US Search.com, Inc. ("US Search"). Therefore, the Company's continued viability is largely dependent on US Search with respect to financial support in the event that its expenses and obligations exceed current resources and income. See Note 1 to the financial statements for a discussion of management's plans.

/s/ PRICEWATERHOUSECOOPERS LLP

Los Angeles, California February 15, 2002

Professional Resource Screening, Inc.
Balance Sheets

	December 31, 2000	December 28, 2001
Assets
Current assets:
Cash and cash equivalents	$67,000	$—
Accounts receivable, net of allowance of $4,000 (2000) and $24,000 (2001)	1,427,000	632,000
Prepaids and other current assets	24,000	32,000

Total current assets	1,518,000	664,000
Property and equipment, net	1,237,000	1,237,000
Other assets	74,000	80,000

Total assets	$2,829,000	$1,981,000

Liabilities and Shareholders' Deficit
Current liabilities:
Cash overdraft	$—	$49,000
Accounts payable	1,250,000	1,045,000
Accrued liabilities	665,000	700,000
Line of credit	856,000	568,000
Notes payable, current portion	145,000	770,000
Capital lease obligations, current portion	142,000	178,000

Total current liabilities	3,058,000	3,310,000
Note payable	155,000	—
Capital lease obligations, net of current portion	265,000	156,000

Total liabilities	3,478,000	3,466,000

Commitments and contingencies (Note 8)
Shareholders' deficit:
Common stock; no par value; 1,000,000 shares authorized; 100,000 shares issued and outstanding at December 31, 2000 and December 28, 2001	12,000	12,000
Advances to shareholders	(483,000)	(483,000)
Accumulated deficit	(178,000)	(1,014,000)

Total shareholders' deficit	(649,000)	(1,485,000)

Total liabilities and shareholders' deficit	$2,829,000	$1,981,000

The accompanying notes are an integral part of these financial statements.

Professional Resource Screening, Inc.
Statements of Operations

	Years Ended
	December 31, 2000	December 28, 2001
Net revenues	$9,849,000	$7,983,000
Cost of revenues	5,827,000	4,518,000

Gross profit	4,022,000	3,465,000
Operating expenses:
Sales and marketing	658,000	862,000
Information technology	282,000	358,000
General and administrative	2,344,000	2,443,000

Income (loss) from operations	738,000	(198,000)
Interest expense, net	199,000	212,000

Income (loss) before provision for taxes	539,000	(410,000)
Provision for taxes	15,000	4,000

Net income (loss)	$524,000	$(414,000)

Pro forma information (unaudited)
Historical income (loss) before provision for taxes	$539,000	$(410,000)
Pro forma income tax provision (benefit)	216,000	(164,000)

Pro forma net income (loss)	$323,000	$(246,000)

The accompanying notes are an integral part of these financial statements.

Professional Resource Screening, Inc.
Statement of Shareholders' Deficit

	Common Stock
			Advances To Shareholders	Accumulated Deficit	Total Shareholders' Deficit
	Shares	Amount
Balance at December 31, 1999	100,000	$12,000	$(434,000)	$(21,000)	$(443,000)
Advances to shareholders	—	—	(49,000)	—	(49,000)
Distributions	—	—	—	(681,000)	(681,000)
Net income	—	—	—	524,000	524,000

Balance at December 31, 2000	100,000	12,000	(483,000)	(178,000)	(649,000)
Distributions	—	—	—	(422,000)	(422,000)
Net loss	—	—	—	(414,000)	(414,000)

Balance at December 28, 2001	100,000	$12,000	$(483,000)	$(1,014,000)	$(1,485,000)

The accompanying notes are an integral part of these financial statements.

Professional Resource Screening, Inc.
Statements of Cash Flows

	Years Ended
	December 31, 2000	December 28, 2001
Cash flows from operating activities:
Net income (loss)	$524,000	$(414,000)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	352,000	461,000
Bad debt expense	—	20,000
Changes in operating assets and liabilities:
Accounts receivable	(314,000)	775,000
Prepaids and other current assets	(8,000)	(8,000)
Deposits and other assets	64,000	(6,000)
Accounts payable and accrued expenses	831,000	(170,000)

Net cash provided by operating activities	1,449,000	658,000

Cash flows from investing activities:
Purchase of property and equipment	(781,000)	(378,000)

Net cash used in investing activities	(781,000)	(378,000)

Cash flows from financing activities:
Cash overdraft	—	49,000
Advances to shareholders	(49,000)	—
Distributions	(681,000)	(422,000)
Proceeds from line of credit	5,612,000	9,272,000
Repayments of line of credit	(5,392,000)	(9,560,000)
Proceeds from notes payable to US Search	—	470,000
Payments under capital lease obligations	(114,000)	(156,000)

Net cash used in financing activities	(624,000)	(347,000)

Increase (decrease) in cash and cash equivalents	44,000	(67,000)
Cash and cash equivalents, beginning of year	23,000	67,000

Cash and cash equivalents, end of year	$67,000	$—

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Income taxes	$800	$800
Interest	$153,000	$175,000
Non-cash investing and financing activities:
Capital lease obligations	$57,000	$83,000
Conversion of accounts payable to notes payable	$59,000	$—

The accompanying notes are an integral part of these financial statements.

PROFESSIONAL RESOURCE SCREENING, INC.
NOTES TO FINANCIAL STATEMENTS

1.    The Company

  Professional Resource Screening, Inc. (the "Company") provides pre-employment screening services primarily to Fortune 500 companies in the United States. The Company was incorporated in California in December 1993. On December 28, 2001, the Company was acquired by US Search.com, Inc. ("US Search") for a combination of cash and stock consideration. Prior to the acquisition by US Search the Company elected to be taxed as an S-Corporation.

  The accompanying financial statements have been prepared on a historical basis as of December 31, 2000 and December 28, 2001 and do not reflect the effect of any push-down adjustments resulting from the acquisition of the Company by US Search.

  Management's Plans

  The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern. The Company reported a net loss for the year ended December 28, 2001 of $414,000, has a working capital deficit of $2,646,000 and an accumulated deficit of $1,014,000 as of December 28, 2001.

  On December 29, 2001, the Company became a wholly owned subsidiary of US Search.com, Inc. ("US Search"). Therefore, the Company's continued viability is largely dependent on US Search with respect to financial support in the event that its expenses and obligations exceed current resources and income. To date the Company and US Search have funded operations primarily through the sale of equity and debt securities and cash flows from operations. Management believes that the net proceeds from the issuance of such securities and cash forecasted by management to be generated by operations of the Company and US Search will be sufficient to meet working capital requirements through December 28, 2002. Management plans to return the Company to profitability by focusing on additional revenue sources, cost reductions and synergies from the combined operations of the Company and US Search. There is no assurance that management will be successful with these plans. However, if events and circumstances occur such that US Search does not meet its current operating plan as expected, and US Search is unable to raise additional financing, US Search and the Company may be required to reduce certain discretionary spending, which could have a material adverse effect on the Company's and US Search's ability to achieve their intended business objectives.

2.    Summary of Significant Accounting Policies

  Use of Estimates

  In the normal course of preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

  Long-Lived Assets

  The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. Fair value is determined based on discounted cash flows or appraised values, depending upon the nature of the assets. To date, no such impairments have been recorded.

  Property and Equipment

  Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method based upon the estimated useful lives of the assets or lease terms, if shorter. Depreciation and amortization periods by asset category are as follows:

Office furniture and equipment	7 years
Computer equipment	5 years
Computer software	3 years
Leasehold improvements	10 years
Assets held under capital lease	Shorter of lease term or useful life

  Maintenance and repairs are charged to expense as incurred. Upon the sale or retirement of property and equipment, the accounts are relieved of the cost and the related accumulated depreciation or amortization, with any resulting gain or loss included in the Statement of Operations.

  Fair Value of Financial Instruments

  The estimated fair value of cash overdrafts, accounts receivable, accounts payable, accrued liabilities and notes payable approximates cost because of the short-term maturity of these instruments.

  Revenue Recognition

  The Company generates revenues by performing various background and pre-employment screening services for customers. The Company's services include reference checks, drug testing, credit checks, pre-employment and background checks through the use of publicly available information.

  Revenue is recognized upon the delivery of the results of the background and pre-employment checks, by mail, fax, and/or on-line, to the customer's final site and the completion of related Company obligations, if any, provided that persuasive evidence of an arrangement exists, the fee is fixed and determinable and collectibility is deemed probable.

  Advertising Expenses

  Advertising costs are expensed as incurred. For the year ended December 31, 2000 and December 28, 2001, advertising expenses were $65,000 and $73,000, respectively.

  Income Taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). This statement requires the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

  Through December 28, 2001, the Company elected to be taxed under the provisions of Subchapter S for federal and state income tax purposes. In accordance with the federal provisions, corporate earnings flow through and are taxed solely at the shareholder level. Under the provisions of the California franchise tax laws, S Corporation earnings are assessed a 1.5% surtax at the corporate level and flow through to the shareholders to be taxed at the individual level.

  On December 28, 2001, following the acquisition by US Search the Company converted to a C Corporation. The provision for taxes in the accompanying Statements of Operations is for California S corporation franchise taxes. There are no material deferred tax assets or liabilities. The accompanying statements of operations reflect a pro forma tax provision (benefit), based on pre tax income (loss), as if the Company had been subject to C-Corporation federal and state income taxes.

  Recent Accounting Pronouncements

  In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations". SFAS 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The Company does not believe that the adoption of SFAS 141 will have a significant impact on its financial statements.

  In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets", which is effective January 1, 2002. SFAS 142 requires, among other things, the discontinuance of goodwill amortization. In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles as goodwill, reassessment of the useful lives of existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairments of goodwill. SFAS 142 also requires companies to complete a transitional goodwill impairment test within six months from the date of adoption. The Company does not believe the adoption of SFAS 142 will have a significant impact on its financial statements.

  In August 2001, the FASB issued SFAS 144 "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS 144 establishes a single accounting model for the impairment or disposal of long-lived assets, including discontinued operations. SFAS 144 superseded Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of and APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. The provisions of SFAS 144 are effective in fiscal years beginning after December 15, 2001, with early adoption permitted and, in general, are to be applied prospectively. The Company does not believe the adoption of SFAS 144 will have a significant impact on its financial statements.

3.    Concentrations and Risks

  Financial instruments, which subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents and trade accounts receivable. The Company maintains its cash and cash equivalents with major financial institutions and, at times, such balances with any one financial institution may exceed FDIC insurance limits. The Company extends differing levels of credit to customers, does not require collateral deposits, and maintains reserves for potential credit losses based upon the expected collectibility of accounts receivable. The financial loss, should a customer be unable to meet its obligation to the Company, would be equal to the recorded accounts receivable. At December 31, 2000 and December 28, 2001, one customer represented 19% and 10% of gross accounts receivable, respectively.

  For the years ended December 31, 2000 and December 28, 2001 the following customers represented greater than ten percent of total revenues:

	December 31, 2000		December 28, 2001
	Amount	Percentage of Revenues	Amount	Percentage of Revenues
Customer A	$1,629,000	16%	$962,000	12%
Customer B	1,258,000	13%	—	—

	$2,887,000	29%	$962,000	12%

  The Company sells to customers primarily located in the United States of America.

4.    Property and Equipment

  Property and equipment consist of the following:

	December 31, 2000	December 28, 2001
Office furniture and equipment	$142,000	$153,000
Computer equipment	545,000	620,000
Computer software	1,024,000	1,399,000
Leasehold improvements	72,000	72,000

	1,783,000	2,244,000

Less, accumulated depreciation and amortization, including amounts related to equipment under capital leases of $194,000 and $343,000 at December 31, 2000 and December 28, 2001, respectively.	546,000	1,007,000

Total	$1,237,000	$1,237,000

  Property and equipment under capital leases as of December 31, 2000 and December 28, 2001 is comprised of $584,000 and $667,000 in computer and office equipment, respectively.

5.    Accrued Liabilities

  Accrued liabilities consists of the following:

	December 31, 2000	December 28, 2001
Professional fees	$20,000	$83,000
Accrued payroll and vacation	316,000	299,000
Employee related litigation (note 8)	100,000	100,000
California S-corporation taxes payable	23,000	26,000
401 (K) contribution payable	13,000	7,000
Other	193,000	185,000

	$665,000	$700,000

6.    Line of Credit

  In 1998, the Company entered into a line of credit facility with a maximum borrowing facility of $1,000,000 or 80% of accounts receivable, as defined. The facility bore interest at the bank's prime rate plus 3% (7.75% as of December 28, 2001) and was collateralized by the property of the Company. After the close of the acquisition by US Search, the credit facility was repaid in full by US Search.

7.    Notes payable

  As of December 31, 2000 and December 28, 2001 notes payable are comprised of the following:

	December 31, 2000	December 28, 2001
Notes payable to various individuals bearing interest at 10% per annum and repayable in full on demand.	$50,000	$50,000
Note payable to a vendor, converted from accounts payable. The note bears interest at 12% and is repayable in monthly installments of $10,000 comprising interest and principal, commencing January 1, 2001. (1)	250,000	250,000
Notes payable to US Search bearing interest at 7% per annum and repayable in full on demand.	—	470,000

Total	300,000	770,000
Less current portion	145,000	770,000

	$155,000	$—

  (1)
  The Company made no principal payments during 2001. In connection with the acquisition by US Search, US Search agreed with the holder of the $250,000 note payable to consolidate outstanding interest payable, accounts payable and the note payable into one note payable. Under the terms of the new note payable, the balance of $573,000 is repayable in monthly installments of $100,000 commencing July 2002. In the event that US Search closes a financing, as defined, in excess of $10,000,000, the then outstanding balance becomes due within 90 days after financing. The new note bears interest at prime plus 1% per annum.

8.    Commitments and Contingencies

  Leases

  The Company leases its facilities and certain office equipment under noncancelable operating and capital leases with various expiration dates through 2006. Future minimum lease payments under all noncancelable capital and operating leases are as follows:

Year ending December 31,	Capital Leases	Operating Leases
2002	$208,000	$426,000
2003	139,000	425,000
2004	25,000	425,000
2005	3,000	425,000
2006	—	38,000

Minimum lease payments	375,000	$1,739,000

Less: Amount representing interest	41,000

Present value of minimum lease payments	334,000
Less: Current portion	178,000

Long-term portion	$156,000

  Rent expense pertaining to operating leases for the years ended December 31, 2000 and December 28, 2001 was $405,000 and $428,000, respectively.

  The Company is party to litigation in the normal course of business. In 2001, the Company reached a settlement of $100,000 on an employee-related matter. The Company has accrued for the cost of settlement as of December 31, 2000 and December 28, 2001.

9.    401 (k) Savings Plan

  The Company has a retirement savings plan (the "Plan") for all eligible employees pursuant to Section 401(k) of the Internal Revenue Code. All employees over the age of 18 years are eligible to participate in the Plan after completing six months of service. Employees may contribute up to 15% of their salary, up to a maximum annual statutory limit. The Company's contributions to the Plan are discretionary. For the years ended December 31, 2000 and December 28, 2001, the Company did not make any contributions.

10    Related Party Transactions

  Related Party Receivables

  As of December 31, 2000 and December 28, 2001, the amount outstanding for advances from the Company to the president, chief financial officer, and secretary (the "shareholders") was $483,000 and $483,000, respectively. These amounts are included in equity as Advances to Shareholders.

  Distributions

  During the years ended December 31, 2000 and December 28, 2001, the Company made distributions to the shareholders of $681,000 and $422,000, respectively. In addition, the Company paid salaries in aggregate of $72,000 and $72,000 to the shareholders of the Company for the years ended December 31, 2000 and December 28, 2001, respectively.

  Related Party Payables

  As of December 28, 2001, the Company has notes payable to US Search of $470,000, relating to advances to fund operations made in September through December 28, 2001 (note 7).

US SEARCH.com, Inc.
Unaudited Pro Forma Combined Condensed Financial Statements

        As a result of the Agreement and Plan of Merger dated December 28, 2001, between US Search.com, Inc. ("US Search" or "Company"), Professional Resource Screening, Inc. ("PRSI"), Irwin R. Pearlstein, David Pearlstein and Cheryl Pearlstein-Enos, US Search acquired all of the outstanding common stock of PRSI. The following unaudited pro forma combined condensed financial statements set forth certain historical financial information of US Search and PRSI on an unaudited pro forma basis after giving effect to the merger. The acquisition has been accounted for using the purchase method of accounting, and accordingly, the purchase price has been allocated to the tangible and intangible assets of PRSI acquired, and the liabilities of PRSI assumed, on the basis of their fair values as of the acquisition date on December 28, 2001.

        The fiscal years of US Search and PRSI end on December 31 (for PRSI through December 28, 2001 prior to its acquisition). The unaudited balance sheet of US Search as of September 30, 2001 has been combined with the audited balance sheet of PRSI as of December 28, 2001 as if the merger had occurred on September 30, 2001. For purposes of the pro forma information, the US Search and PRSI statements of operations for the year ended December 31, 2000 and nine months ended September 30, 2001 have been combined. The unaudited pro forma combined condensed statements of operations give effect to the merger as if it had occurred on January 1, 2000.

        The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have actually occurred had the merger been completed at the beginning of the periods indicated, nor are they necessarily indicative of future financial position or operating results.

        The unaudited pro forma combined condensed financial statements should be read in conjunction with the financial statements and related notes of US Search which appear in Periodic Reports filed with the Securities and Exchange Commission and the audited financial statements and related notes of PRSI included in this Form 8-K/A.

US Search.com, Inc.
Unaudited Pro Forma Combined Condensed Balance Sheet
(in thousands)

	US Search	PRSI
	September 30, 2001	December 28, 2001	Adjustments	Notes	Pro Forma
ASSETS
Current Assets:
Cash and cash equivalents	$2,595		$(420)	(G)	$2,175
Restricted cash	1,200				1,200
Accounts receivable, net of allowance for doubtful accounts	118	$632			750
Prepaid expenses and other current assets	2,295	32	(50)	(G)	2,277

Total current assets	6,208	664	(470)		6,402
Property and equipment, net	9,210	1,237	(660)	(A)	9,787
Other assets	173	80			253
Intangible assets, net	—		2,960	(A)	2,960
Goodwill	—	—	8,646	(A)	8,646

Total Assets	$15,591	$1,981	$10,476		$28,048

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Cash overdraft		$49	$—		$49
Accounts payable	$5,934	1,045	—		6,979
Accrued liabilities	898	700	405	(B)	2,003
Notes payable to US Search		470	(470)	(G)	—
Bank debt, current portion	1,185	568	—		1,753
Notes payable, current portion	259	300	902	(C)	1,461
Current portion of capital lease obligations	281	178	—		459

Total current liabilities	8,557	3,310	837		12,704
Bank debt, net of current portion	233	—	—		233
Notes payable, net of current portion	—	—	1,654	(C)	1,654
Capital lease obligations, net of current portion	7	156	—		163
Other liabilities	5	—	—		5

Total Liabilities	8,802	3,466	2,491		14,759

Commitments and contingencies
Stockholders' equity:
Preferred stock
Common stock	18	12	(3)	(D)	27
Additional paid in capital	77,645	—	6,491	(E)	84,136
Advances to shareholders	—	(483)	483	(F)	—
Accumulated deficit	(70,874)	(1,014)	1,014	(F)	(70,874)

Total stockholders' equity (deficit)	6,789	(1,485)	7,985		13,289

Total liabilities and stockholders' equity	$15,591	$1,981	$10,476		$28,048

See Notes to Pro Forma Combined Condensed Financial Statements

US Search.com, Inc.
Unaudited Pro Forma Combined Condensed Statements of Operations
For the Year Ended December 31, 2000
(in thousands, except per share data)

	US Search	PRSI	Adjustments	Notes	Pro Forma
Revenues	$22,363	$9,849			$32,212
Cost of revenues	10,392	5,827			16,219

Gross profit	11,971	4,022			15,993

Operating expenses:
Selling and marketing	25,890	658			26,548
Information technology	3,777	282			4,059
General and administrative	12,220	2,344			14,564
Amortization of acquired intangibles	—	—	310	(H)	310

Total operating expenses	41,887	3,284	310		45,481

Income (loss) from operations	(29,916)	738	(310)		(29,488)
Interest income (expense), net	555	(199)	(249)	(I)	107

Income (loss) before taxes	(29,361)	539	(559)		(29,381)
Provision for taxes	1	15	—	(J)	16

Net loss	(29,362)	524	(559)		(29,397)
Beneficial conversion feature on preferred stock	(1,029)	—			(1,029)
Accretion of discount on preferred stock	(156)	—			(156)
Accrued preferred stock dividends	(142)	—	—		(142)

Net loss attributable to common stockholders before cumulative effect of accounting change	(30,689)	524	(559)		(30,724)
Cumulative effect of accounting change on beneficial conversion feature on preferred stock	(3,754)	—	—		(3,754)

Net loss attributable to common stockholders	$(34,443)	$524	$(559)		$(34,478)

Net loss per share attributable to common stockholders—basic and diluted	$(1.93)				$(1.29)

Weighted average number of shares	17,836		8,800	(E)	26,636

See Notes to Pro Forma Combined Condensed Financial Statements

US Search.com, Inc.
Unaudited Pro Forma Combined Condensed Statements of Operations
For the Nine-Month Periods Ended September 30, 2001
(in thousands, except per share data)

	US Search	PRSI	Adjustments	Notes	Pro Forma
Revenues	$14,464	$6,394			$20,858
Cost of revenues	3,516	3,556			7,072

Gross profit	10,948	2,838			13,786

Operating expenses:
Selling and marketing	7,703	630	—		8,333
Information technology	3,395	252			3,647
General and administrative	7,270	1,791	—		9,061
Amortization of acquired intangibles	—	—	233	(H)	233

Total operating expenses	18,368	2,673	233		21,274

Income (loss) from operations	(7,420)	165	(233)		(7,488)
Interest income (expense), net	(897)	(160)	(193)	(I)	(1,250)
Other income (expense), net	26	—	—		26

Income (loss) before taxes	(8,291)	5	(426)		(8,712)
Provision for taxes	2	4	—	(J)	6

Net income (loss)	(8,293)	1	(426)		(8,718)
Deemed dividend on exchange of preferred stock	(12,575)	—	—		(12,575)
Accretion of discount on preferred stock	(203)	—	—		(203)
Accrued preferred stock dividends	(200)	—	—		(200)

Net loss attributable to common stockholders	$(21,271)	$1	$(426)		$(21,696)

Net loss per share attributable to common stockholders—basic and diluted	$(1.18)				$(0.81)

Weighted average number of shares	17,968		8,800	(E)	26,768

See Notes to Pro Forma Combined Condensed Financial Statements

US Search.com, Inc.
Notes to Unaudited Pro Forma Combined Condensed Financial Statements
(in thousands, except per share data)

1.    The Merger

        The merger has been accounted for under the purchase method of accounting. The purchase price consisting of installment payments and common stock and advances made to PRSI totaling $14,353 was reduced by the portion of the purchase price that is considered to have been conditionally issued pending the outcome of a revenue contingency. In the event that net revenues for PRSI for 2002 are less than $9,000, the selling shareholders will be required to return $500 plus any shortfall in revenues below $9,000. In accordance with SFAS 142, the Company has not recorded $4,500 of the purchase price representing that portion of the purchase price, which is deemed contingent since achieving the revenue threshold above $5,000 was determined by the Company to be not determinable beyond a reasonable doubt at the closing date. In accordance with the Agreement and Plan of Merger, on December 28, 2001, the Company issued 8,148 shares of common stock to the selling shareholders. The Company was also required to issue additional stock consideration on January 31, 2002, in the event that the share price of US Search was below $1.35. On January 31, 2002, the Company issued a further 652 shares of common stock. The fair value of the stock consideration of $11,000 was determined in accordance with EITF 97-15 "Accounting for Contingency Arrangements Based on Security Prices in a Purchase Business Combination" based on an amount equal to the lower of the target value of $11,000, and the maximum number of shares that could have been issued multiplied by the fair value per share at the date of acquisition. The Agreement also provides for the payment of additional cash consideration of up to $1,500 if PRSI meets certain predetermined revenue and cash flow targets through 2004. The purchase price used in the pro forma combined condensed financial statements was determined as follows:

Fair value of US Search common stock	$11,000
Installment payments (principal of $3,000 less imputed interest of $444)	2,556
Advances from US Search to PRSI in the form of notes payable	470
Acquisition-related costs	327

Purchase price	14,353
Less, contingent portion of purchase consideration	(4,500)

Net purchase price recorded at closing	$9,853

        The unaudited pro forma combined condensed balance sheet and statements of operations are not necessarily indicative of the financial position and operating results that would have been achieved had the merger been completed as of the beginning of the earliest periods presented. They should not be construed as being a representation of financial position or future operating results of the combined companies. Management does not expect significant changes to the preliminary valuation of the transaction. However, the final purchase price allocation could be different from the amounts reflected in the unaudited pro forma combined condensed information. In addition, the unaudited pro forma combined condensed statements of operations give effect only to the adjustments set forth in the accompanying notes and does not reflect restructuring or other merger-related costs, or any potential cost savings or other synergies that management expects to realize as a result of the merger.

2.    Adjustments to Unaudited Pro Forma Combined Condensed Financial Statements

        The adjustments to the unaudited pro forma combined condensed balance sheet of US Search as of September 30, 2001 and the audited balance sheet of PRSI as of December 28, 2001 and the pro forma combined condensed statements of operations for the year ended December 31, 2000 and for the nine months ended September 30, 2001 in connection with the proposed merger are presented below:

  (A)
  The fair values of PRSI's assets and liabilities have been estimated for the purpose of allocating the purchase price and determining the pro forma effect of the acquisition on the combined financial statements. The fair values of the PRSI tangible and intangible assets acquired and liabilities assumed have been estimated as follows:

Total assets at December 28, 2001, at historical cost	$1,981
Fair value adjustments:
Property and equipment to be disposed of	(660)

Total fair value of assets assumed	1,321
Less liabilities assumed at December 28, 2001	(3,466)
Adjustment to liabilities assumed for payable to US Search	470
Less accrual for severance of employees at PRSI	(78)
Intangible assets ($2,900 customer lists, $60 covenant not to compete)	2,960
Goodwill	8,646

Net purchase price	$9,853

  (B)
  To reflect estimated accrued expenses associated with the termination of PRSI employees, legal and other acquisition related costs.

  (C)
  To reflect installment payments to selling shareholders of $2,556 ($902 current and $1,654 noncurrent)

  (D)
  Adjustments to common stock are as follows:

Elimination of PRSI common stock	$(12)
Issuance of 8,800 shares of US Search common stock, at par value (Note 3)	9

$(3)

  (E)
  To reflect issuance of 8,800 shares of US Search common stock less par value.

  (F)
  To eliminate PRSI accumulated deficit and Advances to shareholders.

  (G)
  To eliminate the $470 payable by PRSI to US Search representing funds advanced to PRSI ($50 included in prepaid expenses and other current assets as of September 30, 2001 and $420 against cash which was advanced in October through December 2001).

  (H)
  To reflect amortization of intangible assets from the date of acquisition (customer lists—10 years and non compete agreements—3 years).

  (I)
  To reflect imputed interest expense on notes payable issued to selling shareholders.

  (J)
  To reflect pro forma income tax expense based on a 40% effective tax rate applicable to PRSI, offset by an adjustment to record income tax benefit to utilize net operating losses of US Search.

3.    Pro Forma Net Loss Per Share and Common Shares Outstanding

        The pro forma basic and diluted net loss per share attributable to common stockholders is computed by dividing the pro forma net loss attributable to common stockholders by the pro forma basic and diluted weighted average number of shares outstanding, assuming US Search and PRSI had merged at the beginning of the earliest period presented. The pro forma weighted basic and diluted average number of shares outstanding and required pro forma adjustment to the weighted shares outstanding are calculated as follows for the year ended December 31, 2000 and the nine months ended September 30, 2001:

Basic and Diluted
For the year ended December 31, 2000:
US Search weighted average common shares	17,836
Shares issued to selling shareholders on December 28, 2001	8,148
Shares issued to selling shareholders on January 31, 2002	652

26,636

For the nine month period ended September 30, 2001:
US Search weighted average common shares	17,968
Shares issued to selling shareholders on December 28, 2001	8,148
Shares issued to selling shareholders on January 31, 2002	652

26,768

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

US SEARCH.COM INC.

Date: March 15, 2002	By:	/s/ BRENT N. COHEN Name: Brent N. Cohen Title: Chief Executive Officer

QuickLinks

  Item 2. Acquisition or Disposition of Assets
Report of Independent Accountants
Professional Resource Screening, Inc. Balance Sheets
Professional Resource Screening, Inc. Statements of Operations
Professional Resource Screening, Inc. Statement of Shareholders' Deficit
Professional Resource Screening, Inc. Statements of Cash Flows
PROFESSIONAL RESOURCE SCREENING, INC. NOTES TO FINANCIAL STATEMENTS
US SEARCH.com, Inc. Unaudited Pro Forma Combined Condensed Financial Statements
US Search.com, Inc. Unaudited Pro Forma Combined Condensed Balance Sheet (in thousands)
US Search.com, Inc. Unaudited Pro Forma Combined Condensed Statements of Operations For the Year Ended December 31, 2000 (in thousands, except per share data)
US Search.com, Inc. Unaudited Pro Forma Combined Condensed Statements of Operations For the Nine-Month Periods Ended September 30, 2001 (in thousands, except per share data)
US Search.com, Inc. Notes to Unaudited Pro Forma Combined Condensed Financial Statements (in thousands, except per share data)
SIGNATURES